Bullfrog Gold Corp to Explore Nevada Project

GRAND JUNCTION, CO--(Marketwire -01/10/12)- Bullfrog Gold Corp (OTC.BB: BFGC.OB - News) ("Bullfrog" or the "Company") is pleased to propose a comprehensive program for exploring its Bullfrog Gold Project located 3 miles west of Beatty and 120 miles NW of Las Vegas, Nevada.

Bullfrog's management and expert consultants recently examined in detail all available geophysical, geochemical and drill data to specifically evaluate the potential extension of mineralization from Barrick's Montgomery-Shoshone open pit mine onto the Company's adjacent property. In-depth interviews were also conducted with the three key exploration managers who explored, developed and applied the detachment fault model and discovered 3 million ounces of gold while they were employed with St. Joe American, Lac Minerals and Barrick during 1983 through 2003.

The Company's investigations indicate that the volcanic host units and structural features that formed the Montgomery-Shoshone ore deposit extend onto the Company's adjacent property, which includes a patent and one lode mining claim that were never available to Barrick and its predecessors (see www.bullfroggold.com to view related land and geologic information). Bullfrog also owns another patent and 78 additional lode mining claims that were explored by Barrick and others, but not as comprehensive, integrated programs that included Bullfrog's strategic land position next to the east wall of Barrick's Montgomery-Shoshone pit.

The Company's initial exploration program is estimated to cost $1.2 million and includes further data acquisition, database development, geologic mapping, environmental permitting, and drilling/coring 25 holes. Drilling is scheduled to start in late 2012 on the Company's patent and claims next to the Montgomery-Shoshone pit wall, subject to receiving appropriate environmental approvals. Subsequent drilling will be based on the results of this phase one program, but will also expand onto other priority targets along structural trends on the Company's properties.

The Montgomery-Shoshone deposit produced 90,000 ounces of gold from underground mining operations in the early 1900s and an additional 220,000 ounces of gold from Barrick's open pit operations between 1989 and 2000. Barrick also produced 2.3 million ounces of gold from its Bullfrog open pit mine, which is less than 0.6 miles SW from the Montgomery-Shoshone pit and the Company's property.

About Bullfrog Gold Corp.

Bullfrog Gold Corp. is a Delaware corporation that started trading on October 17, 2011. The Company acquired the Bullfrog and the Newsboy gold projects from several business transactions that were closed on September 30, 2011. The Company started drilling in November 2011 and plans to complete 90 more holes during 2012 on its Newsboy Gold Project located 45 miles NW of Phoenix, Arizona.

On behalf of the Board David Beling President, CEO & Director

Cautionary Note Regarding Forward Looking Statements This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of the Company set forth herein and those preceded by or that include the words "believes," "expects," "anticipates," "plans," "projects," "forecasts" or similar expressions, are "forward-looking statements." Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated, including, among others: the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices and; risks of junior exploration and pre-production activities. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the SEC including the Current Report on Form 8-K/A, filed with the SEC on October 7, 2011. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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http://www.bullfroggoldcorp.com